As filed with the Securities and Exchange Commission on March 30, 2000
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------


                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)
                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   36-3858106
                                (I.R.S. Employer
                             Identification Number)
                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
          (Address and telephone number of principal executive offices)

                               ------------------


                ServiceMaster Profit Sharing and Retirement Plan
                            (Full title of the plan)

                                Vernon T. Squires
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------


                                    Copy to:
                              Toni B. Merrick, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                          Chicago, Illinois 60601-6636
                                 (312) 861-2000

                               ------------------


                                          CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum                                        Amount of
Title of securities to      Amount to be           offering price             Proposed maximum         registration fee
    be registered        registered (1)(3)         per share (2)         aggregate offering price (2)        (2)
----------------------   -----------------        ----------------       ------------------------      ----------------

Common Stock, $.01        2,000,000 shares            $11.7188                 $23,437,600.00             $6,187.53
par value per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes.

(2) This calculation is made solely for the purchase of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as report on the New York Stock Exchange on March 22, 2000.

(3) In addition, pursuant to Rule 416(c), this registration also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         The purpose of this Registration Statement is to reflect the registration of 2,000,000 additional shares of Common Stock of the Registrant to be issued pursuant to the ServiceMaster Profit Sharing and Retirement Plan (the "Plan").


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The Registration Statement on Form S-8 for the Plan having registration number 333-89037 is hereby incorporated herein by reference.


Item 8.  Exhibits.

         See Exhibit Index.

         The Registrant hereby undertakes that it will submit or has submitted the ServiceMaster Profit Sharing and Retirement Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Downers Grove, State of Illinois, on March 28, 2000.

                          THE SERVICEMASTER COMPANY, AS REGISTRANT

                          By:  /s/ VERNON T. SQUIRES
                               ---------------------
                               Vernon T. Squires
                               Senior Vice President and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 28, 2000 by the following persons in the capacities indicated:

                         Signature                                                   Title
                         ---------                                                   -----

*                                                          Chairman, President, Chief Executive Officer and
-----------------------------------------------------------
C. William Pollard                                         Director of The ServiceMaster Company

 /s/ Steven C. Preston                                     Executive Vice President and Chief Financial Officer
-----------------------------------------------------------
Steven C. Preston                                          of The ServiceMaster Company

*                                                          Vice Chairman and Director of The ServiceMaster
-----------------------------------------------------------
Charles W. Stair                                           Company

*                                                          Vice Chairman and Director of The ServiceMaster
-----------------------------------------------------------
Phillip B. Rooney                                          Company

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Paul W. Berezny, Jr.

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Carlos H. Cantu

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Brian Griffiths

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Sidney E. Harris

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Glenda A. Hatchett

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Herbert P. Hess

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Michele M. Hunt

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Gunther H. Knoedler

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
James D. McLennan

                                        3

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Vincent C. Nelson

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Dallen W. Peterson

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Steven S Reinemund

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
Burton E. Sorensen

*                                                          Director of The ServiceMaster Company
-----------------------------------------------------------
David K. Wessner


* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of The ServiceMaster Company, which Powers of Attorney are herewith filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:                 /s/ VERNON T. SQUIRES
                    Vernon T. Squires
                    Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on March 28, 2000.


                                            PLAN COMMITTEE
                           SERVICEMASTER PROFIT SHARING AND RETIREMENT PLAN


                                        By: /s/ Eric R. Zarnikow
                                            --------------------
                                            Eric R. Zarnikow
                                            Member of Committee

                                  EXHIBIT INDEX


Exhibit   Description of Document                               Sequentially
No.                                                             Numbered Page
-------   ------------------------------------------------      ----------------
  5       Opinion of General Counsel of the Registrant.                    6
 23.1     Consent of General Counsel of the Registrant
          (included in Exhibit 5).                                         6
 23.2     Consent of Arthur Andersen LLP.                                  7
 24       Powers of Attorney.                                              8


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